UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2014

Industrial Property Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-184126	61-1577639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Purchase and Sale Agreement for the GSW Distribution Center

On August 5, 2014, IPT Acquisitions LLC, a wholly-owned subsidiary of Industrial Property Trust Inc. (the “Company”), entered into a Purchase and Sale Agreement (the “Agreement”) with Avera Development, LLC (the “Seller”) to acquire a 100% fee interest in one industrial building located in the Dallas market totaling approximately 345,000 square feet on 18.8 acres (the “GSW Distribution Center”). The building will be developed and constructed by the Seller, and the Company is expected to acquire it, subject to certain terms and conditions, upon completion, which is expected in the third quarter of 2015. The Seller is not affiliated with the Company or its affiliates.

The total purchase price is expected to be approximately $16.9 million, exclusive of transfer taxes, due diligence expenses, and other closing costs. The Company deposited $0.4 million into an escrow account upon execution of the Agreement and is expected to deposit up to $4.2 million, in aggregate, at certain development and construction milestones but prior to completion and closing. Pursuant to the terms of the Amended and Restated Advisory Agreement, dated as of July 16, 2014, by and among the Company, Industrial Property Operating Partnership LP, and Industrial Property Advisors LLC (the “Advisor”), the Advisor will provide development oversight services in connection with the acquisition and the Company expects to pay a development acquisition fee to the Advisor of approximately $0.5 million, equal to up to 3.0% of the Company’s total project cost for this transaction. The Company plans to fund the acquisition using proceeds from the Company’s public offering and debt financing.

There can be no assurance that the construction of the building will be completed or that the Company will be able to purchase the GSW Distribution Center on the terms set forth herein. The consummation of the acquisition is subject to the Company’s completion of due diligence and various closing conditions to be met by the parties. If the Company does not close on the acquisition, there are circumstances under which it may forfeit the deposit it has funded.

Forward-Looking Statement

This Current Report on Form 8-K contains forward-looking statements (such as those concerning the potential acquisition of the GSW Distribution Center) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, risks associated with the Seller’s ability to complete the construction of the GSW Distribution Center to the Company’s satisfaction, the Company’s ability to complete the acquisition of the GSW Distribution Center, and those risks set forth in the Company’s filings with the Securities and Exchange Commission. Although these forward-looking statements reflect management’s belief as to future events, actual events or the Company’s investments and results of operations could differ materially from those expressed or implied in these forward-looking statements. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly hindered. You are cautioned not to place undue reliance on any forward-looking statements. The Company cannot assure you that it will attain its investment objectives.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDUSTRIAL PROPERTY TRUST INC.

August 11, 2014	By:	/s/ THOMAS G. MCGONAGLE
		Name:	Thomas G. McGonagle
		Title:	Chief Financial Officer